EXHIBIT 21.1   SUBSIDIARIES OF THE REGISTRANT
------------   ------------------------------




                                                Jurisdiction of     % of Voting
                                                Incorporation or     Securities
Name of Corporation                               Organization         Held (2)
----------------------------------------        ----------------     -----------


Amcorp, Inc.                                    Delaware                   100%
  The Amalgamated Sugar Company                 Utah                       100
  Amalgamated Research, Inc.                    Idaho                      100

Valcor, Inc.                                    Delaware                   100
  Medite Corporation                            Delaware                   100
    Medford International Holdings              Republic of Ireland        100
      Medite of Europe Limited                  Republic of Ireland        100
    Medite Timber Acquisitions Corporation      Delaware                   100
  National Cabinet Lock, Inc.                   Delaware                   100
    Waterloo Furniture Components Limited       Canada                     100
      National Cabinet Lock of Canada Inc.      Canada                     100
  Sybra, Inc.                                   Michigan                   100

Other wholly-owned
  Valmont Insurance Company                     Vermont                    100
    New England Insurance Services Company      Vermont                    100
  Impex Realty Holding, Inc.                    Delaware                   100
  Medco FSC, Inc.                               U.S. Virgin Islands        100

NL Industries, Inc. (1)                         New Jersey                  53



Andrews County Holdings, Inc.                   Delaware                   100
  Waste Control Specialists LLC                 Delaware                    50
    Waste Control Specialists, Inc.             Texas                      100



(1) Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-640).

(2) Held by the Registrant or the indicated subsidiary of the Registrant.